Exhibit 24.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We have issued our report dated April 22, 1997, accompanying the consolidated financial statements and schedules included in the Annual Report of Countrywide Credit Industries, Inc. on Form 10-K for the year ended February 28, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of Countrywide Credit Industries, Inc. on From S-3 (File No. 333-06473, effective June 21, 1996; File No. 33-59559 and 33-59559-01, effective June 26, 1995 and as amended on April 23, 1997; File No. 333-3835 and 333-3835-01, effective August 2, 1996; File No. 333-14111, 333-14111-01,
333-14111-02,  and  333-14111-03,  effective  December 10, 1996) and on Form S-8
(File No. 33-9231, effective October 20, 1986, as amended on February 19, 1987, and as amended on December 20, 1988; File No. 33-17271, effective December 20, 1987; File No. 33-42625, effective September 6, 1991; File No. 33-56168, effective December 22, 1992; and File No. 33-69498, effective September 28, 1993; as supplemented on September 28, 1996).

GRANT THORNTON LLP


Los Angeles, California
April 22, 1997


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